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                                                                  EXHIBIT 10.02

                 HTH/FDTH SHARE EXCHANGE AGREEMENT - AMENDMENT

THIS AGREEMENT made this 18th day of March, 1997,

BETWEEN: HOLLINGER INC., a corporation continued under the laws of Canada ("Hollinger")

AND: HOLLINGER CANADIAN PUBLISHING HOLDINGS INC., a corporation amalgamated under the laws of New Brunswick ("HCPH").

WHEREAS, Hollinger is contemplating a reorganization of certain shareholdings and debt obligations of certain of Hollinger's subsidiaries (the "Southam Consolidation");

WHEREAS, Hollinger and First DT Holdings Inc. ("FDTH") concluded an agreement dated as of July 19, 1995 (the "HTH/FDTH Share Exchange Agreement") providing for the acquisition by FDTH from Hollinger of all of Hollinger's right, title and interest in and to 129,324,500 common shares in the capital of Hollinger-Telegraph Holdings Inc. beneficially owned by Hollinger (the "HTH Shares");

WHEREAS, pursuant to various corporate reorganisations, all of FDTH's rights and obligations under the HTH/FDTH Share Exchange Agreement have been transferred to and assumed by HCPH;

WHEREAS, Hollinger and HCPH have ongoing rights and obligations under, among others, Sections 3(a) and (b) and Section 8(c) of the HTH/FDTH Share Exchange Agreement pertaining to the delivery to HCPH of stock certificates representing some or all of the HTH Shares;

WHEREAS, the HTH Shares are currently pledged to and registered in the name of the Montreal Trust Company of Canada (the "Trustee") in its capacity as trustee under the Trust Indenture dated December 1, 1993 relating to the 7% Southam-Linked Debentures of Hollinger due November 1, 1998 (the "Pledge");

WHEREAS, pursuant to the terms of the proposed Southam Consolidation, among other things, the HTH Shares pledged to the Trustee under the Pledge will be released, 5,874,282 common shares in the capital of Southam Inc. ("Southam") will be pledged to the Trustee pursuant to the Pledge (the "Southam Shares") and HTH will be dissolved;

AND WHEREAS, the parties hereto have determined that it is in their best interests to amend the HTH/FDTH Share Exchange Agreement as provided for herein to account for the dissolution of HTH and the Southam Consolidation;


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NOW, THEREFORE, in consideration of the premises, the agreements and the covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalised terms used herein which are not otherwise defined in this Amendment have the same meanings as are ascribed to them in the HTH/FDTH Share Exchange Agreement.

2. The parties' respective rights and obligations under Sections 3 and 8(c) of the HTH/FDTH Share Exchange Agreement are amended as provided for herein.

3.       Hollinger covenants that:

         (a) prior to April 1, 1999, Hollinger upon five days' notice to HCPH may from time to time deliver to HCPH stock certificates representing some or all of the Southam Shares, and on or before April 1, 1999, Hollinger shall deliver to HCPH stock certificates representing all of the Southam Shares not previously delivered to HCPH; and

         (b) notwithstanding paragraph 3(a) hereof, HCPH may at any time, on not less than 30 days' written demand, require Hollinger to deliver to HCPH stock certificates representing some or all of the Southam Shares;

         in each in each case free and clear of the Pledge and all Encumbrances whatsoever, together with:

         (c) a certificate signed on behalf of Hollinger by the Vice-President, Finance and Treasury of Hollinger substantially in the form attached as Exhibit E to the HTH/FDTH Share Exchange Agreements; and

         (d) the legal opinion of counsel to Hollinger substantially in the form attached as Exhibit F to the HTH/FDTH Share Exchange Agreement.

4. The parties agree that HCPH shall not be required to accept delivery of any Southam Shares if HCPH has notice of any adverse claim or interest with respect to the ownership thereof or of any Encumbrance with respect thereto or if Hollinger has not otherwise complied with its obligations under Section 3 hereof.

5.       If Hollinger shall not comply with its obligations in Section 3(a) or
         Section 3(b) hereof, Hollinger shall immediately pay to HCPH an amount, in Canadian dollars, equal to the greater of:

         (a) C$119,508,770 or, if some but not all of the Southam Shares have been delivered, the product of C$16.7266 (the "Southam Purchase Price") and the number of Southam Shares which have not been delivered; and

         (b) the product of the Fair Market Value of a common share of Southam and the number of Southam Shares which have not been delivered.

         For the purposes of this Section 5, the "Fair Market Value" of a common share of Southam shall mean an amount per common share of Southam equal to the simple average of the closing price for a common share of Southam on The Toronto Stock Exchange for each of the business days in Toronto, Ontario, on which there was a closing price not

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         falling more than 20 business days before the earlier of (A) April 1,
         1999, in the case of a failure by Hollinger to comply with its covenant in Section 3(a) and (B) the date on which a demand under
         Section 3(b) is made by HCPH.

6. Upon payment in full of the amount due from Hollinger under Section 5 hereof, HCHP shall (i) reconvey to Hollinger HCPH's right, title and interest in the Southam Shares not previously delivered by Hollinger and (ii) release Hollinger from the covenant in Section 3 hereof in respect of that number of Southam Shares for which payment has been received by HCPH under Section 5 hereof provided further that if Southam shall pay a dividend, or make a distribution, on its common shares in the form of capital stock of the same or another corporation, or subdivide its outstanding common shares into a greater number of common shares, or combine its outstanding common shares into a smaller number of common shares, or effect a reorganisation or reclassification of its capital stock, or amalgamate, enter into an arrangement or consolidation or merge with or into another entity (other than an amalgamation, arrangement, consolidation or merger which does not result in a reclassification or change of the outstanding common shares of Southam), reference in this Agreement to "Southam Shares" or to the "common shares of Southam" shall include any securities distributed with respect to any such shares or into which any such shares shall be converted, changed or reclassified or for which any such shares shall be exchanged, and the "Southam Purchase Price" referred to in Section 5 hereof shall be adjusted, to the end that the rights of HCPH under Sections 5 and 6 hereof shall be unchanged, as nearly as may be, notwithstanding the occurrence of such event and provided further that if the average price of common shares of Southam cannot be determined in accordance with the Section 5 definition of "Fair Market Value", such price shall be the "market price" of common shares of Southam otherwise determined in accordance with Section 183 of the Regulation to the Securities Act (Ontario).

7. If any event shall occur which shall require the determination of the Fair Market Value of a Southam Share, or an adjustment under Section 6 hereof, the determination of such value or adjustment shall be made in good faith by the directors of HCPH and they shall provide Hollinger with a certificate certifying such value or adjustment and providing in reasonable detail the event requiring and the manner of computing such value or adjustment, as the case may be. If Hollinger shall dispute such determination, the question shall be conclusively determined by such firm of independent auditors (who shall act as experts and not arbitrators) as may be chosen by agreement of Hollinger and HCPH from among the six largest firms of auditors in the Province of Ontario, Canada ("Eligible Auditors") or, failing such agreement, such firm of Eligible Auditors as shall be chosen by the Chief Justice of the Supreme Court of Ontario, and its determination of such value or adjustment shall be conclusive and binding upon both Hollinger and HCPH.

8. This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and of Canada applicable therein. Each party hereto submits to the non-exclusive jurisdiction of the courts of competent jurisdiction of the Province of Ontario in connection with any dispute arising out of or related to this Agreement.

9. This Amendment may be executed in one or more counterparts none of which need contain the signatures of all parties, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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10.      This Amendment constitutes the entire understanding among the parties hereto with respect to the amendment of Sections 3 and 8(c) of the HTH/FDTH Share Exchange Agreement and supersedes all prior discussions, negotiations, agreements and understandings (both written and oral) between the parties with respect to the subject matter set out herein.

11. As amended hereby, the HTH/FDTH Share Exchange Agreement is hereby reaffirmed, approved and confirmed in every respect, and remains in full force and effect with such changes as are required to be made thereto in order to take account of the Southam Consolidation, including the substitution of the Southam Shares for the HTH Shares under the Pledge and the dissolution of HTH, and to give effect to the amendments to that agreement set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        HOLLINGER INC.

                                        By:
                                            ---------------------------------
                                            Charles G. Cowan
                                            Vice-President and Secretary

                                        HOLLINGER CANADIAN PUBLISHING HOLDINGS
                                        INC.

                                        By:
                                            ---------------------------------
                                            Charles G. Cowan
                                            Vice-President

                                   * * * * *

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Pursuant to the provisions of Section 5(h)(i) of the Telegraph Share Exchange
Agreement dated July 19, 1995 between Hollinger Inc. and Hollinger International Inc. (formerly American Publishing Company), Hollinger International Inc. hereby consents to the amendments to the HTH/FDTH Share Exchange Agreement provided for herein.

DATED as of the date first written above.

                                          HOLLINGER INTERNATIONAL INC.

                                          By:
                                              --------------------------------
                                              Kenneth L. Serota
                                              Vice President - Law and
                                              Finance and Secretary

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